Exhibit 99.1

January 10, 2018

ALJ Houck:
This email is sent on behalf of the following parties: The Alliance for Nuclear Responsibility, the California Large Energy Consumers Association, California State University, Citizens Oversight, the Coalition of California Utility Employees, the Direct Access Customer Coalition, Ruth Henricks, The Office of Ratepayer Advocates, San Diego Gas and Electric Company, Southern California Edison Company, The Utility Reform Network, and Women’s Energy Matters (collectively, “Parties”).
The Parties wish to make the following procedural communication. The Parties have continued their mediated settlement discussions and anticipate serving a notice of settlement conference pursuant to Rule 12.1(b) within 15 days.
Respectfully submitted,
Henry Weissmann, counsel for SCE, on behalf of the Parties identified above.